UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2014

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 24, 2014, Education Realty Trust, Inc. (the “Company”) and Education Realty Operating Partnership, LP (the “Operating Partnership”) entered into separate Equity Distribution Agreements (the “Agreements”) with each of KeyBanc Capital Markets Inc. (“KeyBanc”), RBC Capital Markets, LLC (“RBC”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” and together with KeyBanc and Merrill Lynch, the “Managers”) in connection with the commencement of a new at-the-market continuous equity program (the “2014 Program”). Pursuant to the terms and conditions of the Agreements, the Company may, from time to time, issue and sell through or to the Managers, as sales agents and/or principals, shares of its common stock, $0.01 par value per share, having an aggregate offering price of up to $150 million (the “Shares”).

Sales of the Shares, if any, under the Agreements may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NYSE or sales made to or through a market maker or through an electronic communications network. The Company or any of the Managers may at any time suspend the offering or terminate the Agreements pursuant to the terms of the Agreements. The actual sale of Shares under the 2014 Program will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreements or terminate the Agreements.

Each Manager will be entitled to a commission that will not exceed, but may be lower than, 2.0% of the gross offering proceeds of Shares sold through it as sales agent. Under the terms of each Agreement, the Company also may sell Shares to each Manager as principal, pursuant to a separate agreement, for its own account at a price agreed upon in writing at the time of sale.

Each of the Managers has agreed, subject to the terms and conditions of the Agreements, to use its commercially reasonable efforts consistent with its normal sales practices to execute any order that the Company submits to it under the applicable Agreement and with respect to which such Manager has agreed to act as the Company’s sales agent.

The Operating Partnership intends to use any net proceeds from the sale of its Shares under the Agreements for the funding or partially funding of the acquisition or the development of collegiate housing communities, the improvement of collegiate housing communities, the repayment of debt or for general corporate purposes.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-183790), and a prospectus supplement relating to the Shares that was filed with the Securities and Exchange Commission on October 24, 2014. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The Agreements are filed as Exhibits 1.1 through 1.3 to this Current Report. The description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement dated October 24, 2014 among Education Realty Trust, Inc., Education Realty Operating Partnership, LP and KeyBanc Capital Markets Inc.
1.2	Equity Distribution Agreement dated October 24, 2014 among Education Realty Trust, Inc., Education Realty Operating Partnership, LP and RBC Capital Markets, LLC.
1.3	Equity Distribution Agreement dated October 24, 2014 among Education Realty Trust, Inc., Education Realty Operating Partnership, LP and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
5.1	Opinion of Venable LLP regarding legality of shares.
8.1	Opinion of Morrison & Foerster LLP regarding tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: October 24, 2014	By:	/s/ Edwin B. Brewer, Jr.
Edwin B. Brewer, Jr. Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Equity Distribution Agreement dated October 24, 2014 among Education Realty Trust, Inc., Education Realty Operating Partnership, LP and KeyBanc Capital Markets Inc.
1.2	Equity Distribution Agreement dated October 24, 2014 among Education Realty Trust, Inc., Education Realty Operating Partnership, LP and RBC Capital Markets, LLC.
1.3	Equity Distribution Agreement dated October 24, 2014 among Education Realty Trust, Inc., Education Realty Operating Partnership, LP and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
5.1	Opinion of Venable LLP regarding legality of shares.
8.1	Opinion of Morrison & Foerster LLP regarding tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).